UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

One World Products, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56151	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

On September 1, 2022, One World Products, Inc. (the “Company”) entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with Tysadco Partners, LLC (“Tysadco”). Pursuant to the ELOC Purchase Agreement, Tysadco has agreed to purchase from the Company, from time to time upon delivery by the Company to Tysadco of “Request Notices,” and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the Purchase Agreement will be equal to 88% of the lowest daily “VWAP” during the period of 10 trading days beginning five trading days preceding the applicable Request. Each purchase under the Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 500% of the average daily trading value of the common stock over the seven trading days preceding the delivery of the applicable Request Notice. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue Tysadco 13,667 shares of the Company’s Series B Preferred Stock as “Commitment Fee Shares.”

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with Tysadco under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement and conversion of the Commitment Fee Shares (the “Registration Rights Agreement”).

On September 1, 2022, the Company and Tysadco also entered into a Securities Purchase Agreement (the “SPA”) under which Tysadco has agreed to purchase from the Company an aggregate of 20,000 shares of the Company’s Series B Preferred Stock (the “Series B Shares”) for a total purchase price of $300,000 in two closings of 10,000 Series B Preferred Shares each. The first closing of 10,000 Series B Shares was to occur on the date of the SPA, and the second closing under the SPA is to occur within five days after the filing of the registration statement under the Registration Rights Agreement.

The foregoing description of the ELOC Purchase Agreement, the SPA and Registration Rights Agreement is intended to be a summary and is qualified in its entirety by reference to such agreements, which have been filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and which are and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, Bruce Raben submitted a letter of resignation to the Company, resigning as a director of the Company.

On September 1, 2022, the Board of Directors of the Company appointed Terry L. Buffalo to serve as a director of the Company to fill the vacancy caused by Mr. Raben’s resignation.

Mr. Buffalo, 57, previously served as the Chief Executive Officer and a director of American Cannabis Company, and is the founder and principal of Buffalo Cannabis Advisors. There are no arrangements or understandings with Mr. Buffalo pursuant to which he was appointed as a director of the Company, and there are no related party transactions between the Company and Mr. Buffalo that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Purchase Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC.

Exhibit 10.2	Securities Purchase Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC.

Exhibit 10.3	Registration Rights Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date:	September 7, 2022

By:	/s/ Timothy Woods
Name:	Timothy Woods
Title:	Chief Financial Officer